Exhibit 1.1

UNDERWRITING AGREEMENT

between

SURGIVISION, INC.

and

CANACCORD GENUITY INC.

as Representative

SURGIVISION, INC.

UNDERWRITING AGREEMENT

New York, New York

June     , 2010

Canaccord Genuity Inc.

99 High Street

Boston, MA 02110

Ladies and Gentlemen:

The undersigned, SurgiVision, Inc., a company formed under the laws of Delaware (the “Company”), hereby confirms its agreement with Canaccord Genuity Inc. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Shares.

1.1.1. Nature and Purchase of Firm Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of [            ] shares (“Firm Shares”) of common stock, par value $0.01 per share (the “Shares”).

(ii) The Underwriters agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of [            ] per Share (93% of the per Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Firm Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of Andrews Kurth LLP, counsel to the Underwriters (“Andrews Kurth”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or upon delivery of the Firm Shares through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2 Over-allotment Option.

1.2.1. Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to [            ] Shares representing fifteen percent (15%) of the Firm Shares sold in the offering from the Company (the “Over-allotment Option”). Such additional [            ] Shares are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Shares set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Andrews Kurth or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[            ] per Option Share, [93% of the per Share offering price], payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or upon delivery of the Option Shares through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3 Underwriter’s Warrant.

1.3.1. Purchase Warrant. The Company hereby agrees to issue to the Underwriters (and/or their designees) on the Closing Date a warrant (“Underwriter’s Warrant”) for the purchase of an aggregate of [            ] Shares [5% of the Firm Shares] in the form attached hereto as Exhibit A (the “Underwriter’s Warrant Agreement”), which shall be exercisable, in whole or in part, commencing on a date which is one year from the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Share of $[            ], which is equal to 125% of the initial public offering price of the Firm Shares. The Underwriter’s Warrant Agreement and the Shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Underwriter’s Securities.” The Underwriters understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrant Agreement and the underlying Shares during the first year after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrant Agreement, the underlying Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of such Underwriter or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2. Delivery. Delivery of the Underwriter’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-163957), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [            A.M./P.M. on             , 2010], on the Effective Date or such other time as agreed to by the Company and the Representative.

2.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-            ) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Shares. The registration of the Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.3 No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.4 Disclosures in Registration Statement.

2.4.1. 10b-5 Representation. At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any): (i) the Registration Statement, the Prospectus and any post-effective amendments thereto did and will in all material respects comply with the requirements of the Act and the Regulations; and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.4.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (the “Underwriter’s Information”).

2.4.2. Disclosure of Agreements. The agreements and documents described in the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus; or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder, except to the extent that any such default would not, when taken together with any other circumstances, facts, events, conditions, changes, developments or effects, reasonably be expected to have a Material Adverse Effect (as defined below). For purposes of this Agreement, Material Adverse Effect shall mean a material adverse effect on the assets, business, operations, results of operations, condition (financial or otherwise) or liabilities of the Company, taken as a whole. To the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except to the extent any default would not reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.4.3. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.5 Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no Material Adverse Effect; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement or in the ordinary course of business; and (iii) no executive officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6 Independent Accountants. To the knowledge of the Company, Cherry, Bekaert & Holland, L.L.P. (“Cherry”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Cherry has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, other than, in the case of interim financial statements, the absence of notes and normal year-end adjustments. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any grants under any stock compensation plan; and (iv) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.8 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as described in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.9 Valid Issuance of Securities, etc.

2.9.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.9.2. Securities Sold Pursuant to this Agreement. The Public Securities and Underwriter’s Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Public Securities and

Underwriter’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Underwriter’s Securities has been duly and validly taken. The Public Securities and Underwriter’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When paid for and issued in accordance with the Underwriter’s Warrant Agreement, the underlying Shares will be validly issued, fully paid and non-assessable; the underlying Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares underlying the Underwriter’s Warrant Agreement has been duly and validly taken.

2.10 Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.11 Validity and Binding Effect of Agreements. This Agreement and the Underwriter’s Warrant Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.12 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Underwriter’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s amended and restated certificate of incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof except in the case of (i), as would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Company makes no representation regarding compliance with any Financial Industry Regulatory Authority, Inc. (“FINRA”) rules or FINRA compliance matters.

2.13 No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, that would reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any term or provision of its Certificate of Incorporation. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, that would reasonably be expected to have a Material Adverse Effect.

2.14 Corporate Power; Licenses; Consents.

2.14.1. Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except where any failure to possess the same, singularly or in the aggregate, would have a Material Adverse Effect.

2.14.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the Underwriter’s Securities, and the consummation of the transactions and agreements contemplated by this Agreement and the Underwriter’s Warrant Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of FINRA.

2.15 D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.16 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or which has not been disclosed in the Registration Statement and the Prospectus.

2.17 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.18 Transactions Affecting Disclosure to FINRA.

2.18.1. Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.18.2. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein or disclosed in the Registration Statement.

2.18.3. FINRA Affiliation. Except as disclosed in the Questionnaires, to the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate or incorrect.

2.19 Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the directors, employees or officers of the Company, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20 Patriot Act. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.21 OFAC.

2.21.1. Neither the Company nor its controlled affiliates nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”).

2.21.2. The Company represents, warrants and agrees that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing the activities or business of any Person that is subject to any sanctions administered by OFAC.

2.22 Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably likely to have a Material Adverse Effect.

2.23 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as us commercially reasonable and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a Material Adverse Effect, except as described in the Registration Statement.

2.24 Employee Matters. No material labor dispute with the employees of the Company exists, except as described in the Registration Statement and Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would be reasonably likely to have a Material Adverse Effect.

2.25 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Andrews Kurth shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.26 Lock-Up Period.

2.26.1. Each of the Company’s officers and directors holding Shares (or securities convertible into Shares), and each owner of at least 5% of the Company outstanding Shares (or securities convertible into Shares) (collectively, the “Lock-Up Parties”), have agreed pursuant to executed Lock-Up Agreements in the forms attached hereto as Exhibits B-1 and B-2 that for a period of 180 days from the Effective Date (the “Lock-Up Period”), the Lock-Up Parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Representative. The Representative may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.26.2. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than on Form S-8); or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 2.26.2 shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (iii) the issuance by the Company of options or shares of capital stock of the Company under any stock compensation plan of the Company; or (iv) the issuance of up to 10% of the Company’s shares of capital stock in connection with any strategic transaction that includes a commercial relationship involving the Company and other entities (including but not limited to joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements).

2.26.3. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news during the last 17 days of the Lock-Up Period; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by Section 2.26.1 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release unless the Representative waives such extension.

2.27 Related Party Transactions. There are no related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.28 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The overall composition of the board complies with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq Capital Market (“Nasdaq”). At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.29 Sarbanes-Oxley Compliance.

2.29.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.29.2. Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and has taken or will take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.30 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.31 Intellectual Property. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, except as such failure to own, possess, license or have such rights would not result in a Material Adverse Effect. Except as set forth in the Prospectus, (i) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (vi) the Company has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business.

2.32 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, except where failure to file would not reasonably be expected to result in a Material Adverse Effect. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company; and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.33 Regulatory Matters.

2.33.1. Except as described in the Registration Statement and the Prospectus, the Company: (i) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other similar correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting material noncompliance with any applicable material laws or any material licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable laws (“Authorizations”); (ii) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any material term of any such Authorizations; and (iii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action; and (iv) has not, and the Company’s officers, employees, and agents have not, made any untrue statement of a material fact or fraudulent statement to any governmental authority or failed to disclose a material fact required to be disclosed to any governmental entity.

2.33.2. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted with reasonable care and in material accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement and the Prospectus, if any, are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company. There have been no material adverse episodes or complications resulting from any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than as described in the Registration Statement and the Prospectus.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that its will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request.

3.4 Events Requiring Notice to the Representative. The Company will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period when the Prospectus is required to be delivered under the Act that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to promptly obtain the lifting of such order.

3.5 Transfer Agent. Subject to the Company’s registration of the common stock under the provisions of Section 12(b) or (g), as applicable, of the Exchange Act, for a period of three (3) years from the Effective Date, the Company shall retain a transfer and registrar agent reasonably acceptable to the Underwriter (the “Transfer Agent”). Continental Stock Transfer & Trust Company is acceptable to the Underwriter to act as Transfer Agent for the Company’s Shares.

3.6 Payment of Expenses.

3.6.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Public Securities with the Commission; (ii) all COBRADesk filing fees associated with the review of the Offering by FINRA; (iii) all fees and expenses relating to the listing of the Public Securities on the Nasdaq Capital Market and such other stock exchanges as the Company and the Underwriter together determine; (iv) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual; (v) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Underwriters and the Company may mutually determine (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Underwriter’s counsel, it being agreed that (a) if the Offering is commenced on the Nasdaq Global Market, Nasdaq Capital Market or the NYSE Amex, the Company will make a payment of $5,000 to such counsel on the Closing Date, or (b) if the Offering is commenced on the Over the Counter Bulletin Board, the Company will make a payment of $15,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 on the Closing Date); (vi) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (vii) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriters may reasonably deem necessary; (viii) the costs of preparing, printing and delivering certificates representing the Shares; (ix) fees and expenses of the transfer agent for the Shares; (x) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (xi) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and Lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing Date in such quantities as the Underwriters may reasonably request; (xii) the fees and expenses of the Company’s accountants; (xiii) the fees and expenses of the Company’s legal counsel and other agents and representatives; (xiv) $16,000 for the Underwriter’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; (xv) up to $10,000 to cover the Underwriters’ actual “road show” expenses for the Offering; and (xvi) the costs associated with advertising the Offering in the national editions of The Wall Street Journal and New York Times after the Closing Date. All relevant expenses incurred by the Underwriters in items (iv), (x), (xi), (xiv) and (xv) of this Section 3.6.1 will be borne by the Company, up to but no more than $50,000; the remaining balance will be borne by the Underwriters. Except as expressly provided in clause (v) of the foregoing sentence or in Section 6 or Section 8.3, in no event will the Company be responsible to pay fees, expenses and disbursements of the Underwriters’ counsel. The Underwriter may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

3.6.2. Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.6.1, on the Closing Date it will pay to the Underwriters a non-accountable expense allowance (the “Allowance”) equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares. The Underwriters may deduct the Allowance less any advances the Company has paid to the Underwriters from the proceeds of the Offering contemplated herein.

3.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.8 Delivery of Earnings Statements to Security Holders. Subject to the Company’s registration of the common stock under the provisions of Section 12(b) of the Exchange Act, the Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.9 Stabilization. The Company will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.10 Internal Controls. Subject to the Company’s registration of the common stock under the provisions of Section 12(b) of the Exchange Act, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.11 Accountants. Subject to the Company’s registration of the common stock under the provisions of Section 12(b) of the Exchange Act and as of the Effective Date, the Company shall retain an independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Effective Date. The Representative acknowledges that Cherry is acceptable to the Representative.

3.12 FINRA. Subject to the Company’s registration of the common stock under the provisions of Section 12(b) of the Exchange Act, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Public Securities.

3.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters nor their affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4. Covenants of the Underwriters. The Underwriters covenant and agree that:

4.1 Free Writing Prospectuses. The Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2 The Underwriters have not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

4.3 The Underwriters are not subject to any pending proceeding under Section 8A of the Act with respect to this offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus delivery period.

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

5.1 Regulatory Matters.

5.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Andrews Kurth.

5.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

5.1.3. Nasdaq Capital Market Clearance. On the Closing Date, the Company’s Shares, including the Public Securities shall have been approved for listing on Nasdaq.

5.2 Company Counsel Matters.

5.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (“Baker, Donelson”), counsel to the Company, dated the Closing Date, addressed to the Representative covering the following:

(i) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware with the requisite corporate power to own or lease, as the case may be, and operate its respective properties, and to conduct its business, as described in the Registration Statement and the Prospectus. The Company is duly registered or qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a material adverse effect on the assets, business or operations of the Company, taken as a whole.

(ii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation. The authorized and, to the extent of Baker, Donelson’s knowledge, outstanding Shares of the Company is as set forth in the Prospectus.

(iii) The Public Securities have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued and to Baker, Donelson’s knowledge, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders. The Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operating of law or under the Certificate of Incorporation.

(iv) This Agreement and the Underwriter’s Warrant Agreement have been duly and validly authorized and executed by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provisions may be limited under the Federal and state securities laws and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(v) The execution, delivery and performance of this Agreement, the Lock-Up Agreements to which the Company is a party, the Lock-Up Period restrictions on the Company and the Underwriter’s Warrant Agreement, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement; (ii) result in any violation of the provisions of the Certificate of Incorporation or any other governing documents of the Company; or (iii) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(vi) The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Act and Regulations in each case as of their respective dates. The Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(vii) The Registration Statement has been declared effective by the Commission. We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.

(viii) The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix) No consent, approval, authorization or filing with or order of Nasdaq or any U.S., Federal or State of Delaware court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the State of Delaware for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made with or obtained by Nasdaq; (ii) such as have been made or obtained under the Act and the Exchange Act; and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Prospectus, as to which we express no opinion.

(x) The Shares have been approved for listing on Nasdaq upon official notice of issuance.

(xi) Except as set forth in the Registration Statement, the Company, to Baker, Donelson’s knowledge, is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Act of resales of such securities.

5.2.2. Negative Assurances. The opinion of Baker, Donelson shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriter and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Baker, Donelson shall express no view and shall not be deemed to have rendered an opinion with respect to the financial statements, schedules, and related notes thereto or other financial or statistical data or accounting information or matters regarding non-United States laws, rules and regulations included or incorporated by reference in, or omitted from, the Registration Statement and the Prospectus.

5.2.3. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of Baker, Donelson, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by Baker, Donelson in the opinion delivered on the Closing Date.

5.2.4. Reliance. In rendering such opinion, Baker, Donelson may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent Baker, Donelson deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Andrews Kurth if requested. The opinion of Baker, Donelson and any opinion relied upon by Baker, Donelson shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

5.2.5. Opinion of Myers, Bigel, Sibley & Sajovec PA. Myers, Bigel, Sibley & Sajovec PA, intellectual property counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

5.2.6. Opinion of Hogan Lovells. Hogan Lovells, regulatory counsel for the Company, shall have furnished to the Representative, at the request of the Company, its written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

5.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a cold comfort letter, addressed to the Representative and in form and substance satisfactory in all respects to you and to Andrews Kurth from Cherry dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

5.4 Officers’ Certificates.

5.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Sections 5.1.3 and 5.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be, respectively. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

5.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) the Certificate of Incorporation is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.6 Delivery of Agreements.

5.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

5.6.2. Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Underwriter’s Warrant Agreements.

6. Indemnification.

6.1 Indemnification of the Underwriter. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Representative that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (a) any Preliminary Prospectus, Permitted Free Writing Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or (b) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, Permitted Free Writing Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 6.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof.

The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Company and any third party or otherwise), as incurred, to which the Company may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise, arising out of or based upon untrue statements or omissions, or alleged untrue statements or omissions made in any (a) Preliminary Prospectus, Permitted Free Writing Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto, or (b) any application executed by the Underwriters or based upon written information furnished by the Underwriters in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, Permitted Free Writing Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. Such Underwriter agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Underwriter or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

6.3 Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Sections 6.1 or 6.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Sections 6.1 or 6.2 above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice, such counsel shall be reasonably satisfactory to the indemnified party, at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnifying party shall not have employed counsel to represent the indemnified party, (iii) the named parties to any such proceeding (including any impleaded parties) include both indemnifying parties and indemnified parties and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with those available to such indemnifying party, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

6.4 Contribution.

6.4.1. Rights. In the event that the indemnity provided in Sections 6.1 or 6.2 of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Public Securities; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount and commission applicable to the Public Securities purchased by the Underwriters hereunder, the fair market value of the Underwriter’s Warrants and the Allowance. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus, the fair market value of the Underwriter’s Warrant Agreements and the Allowance. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriter, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6.4.1, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of the Underwriters or the Company, as applicable, and each person, if any, who controls the Underwriters or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

6.4.2. Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligation to contribute pursuant to this Section 6.4.2 are several and not joint.

7. Default by an Underwriter.

7.1 Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

7.2 Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 7.1 relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 7, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Section 6 hereof) or the non-defaulting Underwriters (except as provided in Section 6 hereof); provided, however, that if such default occurs with respect to the

Option Shares, this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

7.3 Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding seven (7) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriters” as used in this Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

8. Additional Covenants.

8.1 Board Composition and Board Designations. For so long as the Company has a class of securities registered under the Exchange Act, the Company shall comply with: (i) the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and (ii) the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system.

8.2 Right of First Refusal. The Company agrees that if the Shares are sold in accordance with the terms of this Underwriting Agreement, the Representative shall have an irrevocable preferential right for a period of six (6) months from the Closing Date to act as the Company’s non-exclusive financial advisor if the Company decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including without limitation, an extraordinary dividend or distribution or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction. The Company will consult the Representative with regard to any such proposed transaction and will offer the Representative the opportunity to act as the Company’s non-exclusive financial advisor. If the Representative decides to accept any such engagement, the agreement governing such engagement will contain, among other customary terms, provisions for a customary fee for a transaction of similar size and nature (taking into account the non-exclusivity of the engagement) and the applicable provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

8.3 Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned for a period ending at 5:00 P.M. Eastern time on the first (1st) business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

9. Effective Date of this Agreement and Termination Thereof.

9.1 Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

9.2 Termination. The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative if, at any time prior to any Closing Date, (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) trading on the New York Stock Exchange, the Nasdaq, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) the United States shall have become involved in a new war or an increase in major hostilities; or (iv) a banking moratorium has been declared by a New York State or federal authority; or (v) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

9.3 Expenses. Except in the case of a default by the Underwriters, described in Section 7.2 above, in the event that this Agreement shall be terminated pursuant to Section 9.2 above or is not carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to a maximum of $250,000 for all such expenses (which expenses will include, but will not be limited to, all reasonable fees and disbursements of the Underwriter’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any reasonable out-of-pocket expenses incurred by the Underwriter in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to the Underwriters in reimbursement for such expenses.

9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to Representative:	Canaccord Genuity Inc. 99 High Street Boston, MA 02110 Attn: General Counsel Fax No.:

Copy to:	Andrews Kurth LLP 111 Congress Ave., Suite 1700 Austin, TX 78701 Attn: Carmelo Gordian Fax No.: 512-542-5227

If to the Company:	SurgiVision, Inc. One Commerce Square, Suite 2550 Memphis, TN 38103 Attn: Chief Executive Officer Fax No.: 901-522-9400

With a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue, Suite 2000 Memphis, TN 38103 Attn: Robert J. DelPriore Fax No.: 901-577-4271

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof including the engagement letter dated September 29, 2009 by and between the Company and Rodman & Renshaw, LLC.

10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons,

directors and officers referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

SURGIVISION, INC.

By:
Name:
Title:

Accepted on the date first above written.

CANACCORD GENUITY INC., as Underwriter and as Representative of the several Underwriters

By:
Name:
Title:

SCHEDULE 1

Underwriters

Rodman & Renshaw, LLC

EXHIBIT A

Form of Underwriter’s Warrant Agreement

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE (1) YEAR FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (i) AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING (DEFINED BELOW), OR (ii) A BONA FIDE OFFICER OR PARTNER OF ANY SUCH UNDERWRITER OR SELECTED DEALER WHO AGREES TO BE BOUND BY A LOCKUP AGREEMENT.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO                     [DATE THAT IS ONE YEAR FROM DATE OF PROSPECTUS]. VOID AFTER 5:00 P.M. EASTERN TIME,                    [DATE THAT IS FIVE (5) YEARS FROM THE DATE OF THE PROSPECTUS].

COMMON STOCK PURCHASE WARRANT

For the Purchase of Shares of Common Stock

of

SURGIVISION, INC.

1. Purchase Warrant. THIS CERTIFIES THAT [                    ] (“Holder”) is entitled, at any time or from time to time from                     [DATE THAT IS ONE (1) YEAR FROM DATE OF PROSPECTUS] (the “Commencement Date”), and at or before 5:00 P.M., Eastern Time,                     [DATE THAT IS FIVE (5) YEARS FROM THE DATE OF THE PROSPECTUS] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [    ] shares of common stock of

SurgiVision, Inc. (the “Company”), par value $0.01 per share (the “Shares”) subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions in the State of New York are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Warrant. This Purchase Warrant is initially exercisable at $[                    ] per Share (125% of the price of the Shares sold in the Offering) provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. This Purchase Warrant is one of several Purchase Warrants that is being issued in connection with the transactions contemplated by the Underwriting Agreement dated                     , 2010 by and among the Company and the Underwriters listed therein (the “Offering”). The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or certified check or official bank check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i) if the Company’s common stock is traded on a securities exchange, the value shall be deemed to be the average of the closing prices on such exchange or market over the ten (10) trading day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii) if the Company’s common stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the ten (10) trading day period ending three (3) days prior to the date of the exercise form being submitted in connection with the exercise of the Purchase Warrant;

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one (1) year following the Effective Date to anyone other than: (i) an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of any such underwriter or selected dealer who agrees to be bound by a lockup agreement, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after one (1) year from the Effective Date, transfers to others may only be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The Purchase Warrant and the securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the Purchase Warrant and/or securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Andrews Kurth LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such Purchase Warrant and/or securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

4. Registration Rights. Subject to the Holder(s) exercising the Purchase Warrant and to the satisfaction of the terms and conditions set forth in the Section 4, the Company grants the following registration rights:

4.1 Demand Registration.

4.1.1 Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Shares underlying the Purchase Warrant(s) (“Majority Holders”), agrees to register, on one occasion, all or any portion of the Shares underlying the Purchase Warrant(s) (collectively the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its commercially reasonable efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of four (4) years beginning one (1) year from the Closing Date. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Purchase Warrants and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice. The Company shall have the right to defer the filing of any registration statement requested pursuant to this Section 4.1 for a period not to exceed one hundred eighty (180) days following the receipt of a Demand Notice if in the good faith determination of the Board of Directors of the Company (written notice of which shall be provided promptly to the Holders requesting registration) that the filing of such registration statement would not be in the best interests of the Company because the Company is engaged in any financing, acquisition or material transaction that would be adversely affected by such filing. If the Company shall so defer the filing of the registration statement, the Holders may, by providing written notice to the Company within thirty (30) days after the receipt of the notice of the Board of Directors’ determination, withdraw the Demand Notice. The right of the Company to defer a Demand Notice may not be exercised by the Company more than once in any twelve (12) month period.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting discounts, selling commissions, stock transfer taxes applicable to the sale of Registrable Securities, and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its commercially reasonable efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.1.1 to remain effective until the earlier of (i) the date when all Shares covered by the Registration Statement have been sold; or (ii) two hundred seventy (270) days from the effective date of the Registration Statement. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

4.2 “Piggy-Back” Registration.

4.2.1 Grant of Right. In addition to the demand right of registration described in Section 4.1 hereof the Holder shall have the right, for a period of four (4) years commencing one (1) year from the Closing Date, to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the number of the Registrable Securities to be excluded from such Registration Statement shall be allocated in the following order of priority: (A) the Registrable Securities held by persons who are not contractually entitled to include shares in such Registration Statement; (B) the Registrable Securities held by the Holders; and (C) the Registrable Securities held by persons not covered by clauses (A) and (B) above (the “Pre-Existing Holders”). If the Registrable Securities enumerated in clause (B) above shall be only partially excluded from such Registration Statement (and assuming that all securities bearing registration rights granted prior to the date hereof that are requested to be registered are so registered and included in the underwriting), then the number of Registrable Securities that may be included in the Registration Statement by the Holders of the registration rights granted hereunder (including the Registrable Securities) shall be allocated among Holders in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders would otherwise be entitled to include in such Registration Statement.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting discounts, selling commissions, stock transfer taxes applicable to the sale of Registrable Securities, and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement.

4.3 General Terms.

4.3.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, Exchange Act or otherwise, arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement.

4.3.2 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3 Documents Delivered to Holders. The Company shall use its commercially reasonable efforts to obtain and furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto); and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also use its commercially reasonable efforts to deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Subject to entry into a confidentiality agreement acceptable to the Company, such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution.

4.3.5 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6 Damages. Should the registration required by Sections 4.1 and 4.2 hereof be delayed by the Company in breach of this Purchase Warrant or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to seek specific performance or other equitable (including injunctive) relief against the breach of such provisions.

4.3.7 Rule 144. Notwithstanding anything to the contrary, if at anytime the Holder(s) can sell all of the Shares underlying the Purchase Warrant(s) in any three-month period without registration in compliance with Rule 144 of the Act, the registration rights provided in this Section 4 shall have no further force or effect.

4.3.8. Subordination of Registration Rights. The registration rights of the Holder(s) provided in this Section 4 are subordinate to the registration rights of the Pre-Existing Holders.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Share Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrant and payment of the Exercise Price therefore, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Purchase Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the

Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company’ or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

SurgiVision, Inc. One Commerce Square, Suite 2550 Memphis, TN 38103 Attn: Chief Executive Officer Fax No.: 901-522-9400

With a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue, Suite 2000 Memphis, TN 38103 Attn: Robert J. DelPriore Fax No.: 901-577-4271

9. Miscellaneous.

9.1 Amendments. The Company and Canaccord Genuity Inc., as representative of the Underwriters (“Canaccord”) may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Canaccord may deem necessary or desirable and that the Company and Canaccord deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3. Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof including the engagement letter, dated as of September 29, 2009, by and between the Company and Rodman & Renshaw, LLC.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Canaccord Genuity Inc. enter into an agreement (the “Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement. For the avoidance of doubt, neither the Company nor Canaccord Genuity Inc. is obligated to enter into an Exchange Agreement.

[Remainder of page deliberately left blank.]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the             day of             , 2010.

SURGIVISION, INC.

By:
Name:
Title:

Form to be used to exercise Purchase Warrant:

Date:             , 201

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for [            ] Shares of SurgiVision, Inc. and hereby makes payment of $[            ] (at the rate of $[            ] per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase [            ] Shares under the Purchase Warrant for [            ] Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $[ ]; and
	B	=	The Exercise Price which is equal to $[ ] per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Purchase Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the Purchase Warrant):

FOR VALUE RECEIVED, [                    ] does hereby sell, assign and transfer unto [            ] the right to purchase Shares of SurgiVision, Inc. (“Company”) evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:            , 201

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B-1

Lock-Up Agreement

(Directors & Officers)

            , 201

Rodman & Renshaw, LLC

1251 Avenue of Americas, 20th Floor

New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SurgiVision, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of [            ] shares of common stock (“Firm Shares”), par value $0.01 per share, of the Company (the “Shares”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending on 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant any option to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Underwriter in connection with: (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions; (b) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period; (c) transfer of Shares to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Underwriter, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by June 30, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)

EXHIBIT B-2

Lock-Up Agreement

(5% Stockholders)

            , 2010

Rodman & Renshaw, LLC

1251 Avenue of Americas, 20th Floor

New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SurgiVision, Inc., a Delaware corporation (the “Company”), providing for the initial public offering (the “Public Offering”) by the Underwriter of the Company’s common stock, par value $0.01 per share (the “Shares”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending on the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant any option to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Underwriter in connection with: (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions; (b) if the undersigned is an individual, transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period; (c) transfer of Shares to a charity or educational institution; (d) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value; or (e) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer of Shares made by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Underwriter, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by June 30, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)